Exhibit 99.1

TEN Holdings Announces Early Adopter Program for New SaaS Product, Ten Events Pro

Langhorne, PA, June 2, 2025 – TEN Holdings, Inc. (NASDAQ: XHLD) (“TEN Holdings” or the “Company”), a provider of event planning, production, and broadcasting services through its subsidiary, Ten Events, Inc., a Pennsyvania corporation (“Ten Events”), today announced the launch of an Early Adopter Program for its software-as-a-service (“SaaS”) product, Ten Events Pro (“Ten Pro”). This strategic initiative marks a pivotal evolution in the Company’s offering portfolio and is anticipated to provide an opportunity for scalable, higher-margin growth.

Ten Pro, a product of Ten Events, is designed to provide professional-grade production quality for virtual and hybrid events with flexibility, speed, and control. From town halls to global product launches, Ten Pro is expected to empower clients to deliver premium experiences at scale, all from a single, intuitive dashboard. Its studio-grade visuals, real-time control and reliability, and integrated customization features are engineered to meet the demanding needs of our enterprise clients.

The Early Adopter Program, scheduled to begin as early as July 1, 2025, is an exclusive-access opportunity allowing selected companies to experience the Ten Pro platform ahead of its public release. Participants will gain early access to the beta version of Ten Pro, provide critical user feedback, and play an instrumental role in refining the platform’s development ahead of the official product launch and general availability, expected in early 2026.

“Our transition into a SaaS-based model with the introduction of Ten Pro is a defining milestone for TEN Holdings and our shareholders,” commented Randy Jones, CEO of TEN Holdings, Inc. “This move is anticipated to allow us to reduce operational costs typically associated with traditional event production service delivery, while unlocking a scalable and recurring revenue stream. Ten Pro is more than just a product—it’s a transformation of how we deliver value to our clients.”

Unlike the traditional event production service model, which often incurs significant labor and event coordination costs, Ten Pro’s SaaS platform aims to significantly improve margins by automating and streamlining complex event production tasks. Its cloud-based design enables scalability, giving clients the freedom to produce and manage events of any size with less dependency on high-cost event production resources.

For more information on Ten Pro or if you are interested in joining our Early Adopter Program, please contact hello@tenholdingsinc.com.

About TEN Holdings, Inc.

The Company is a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. The Company mainly produces virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by the Company’s proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events. To learn more, visit www.tenholdingsinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) and its other SEC filings. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and TEN Holdings, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Investor Relations Contact:

Erica Scudilla

Email: hello@tenholdingsinc.com

Investor Relations Inquiries:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

Office: (646) 893-5835

Email: info@skylineccg.com